EXHIBIT 16(b)(ii)

                       AETNA INSURANCE COMPANY OF AMERICA
   (A wholly owned subsidiary of Aetna Life Insurance and Annuity Company)

                                   SCHEDULE I

        Summary of Investments - Other than Investments in Affiliates

                              December 31, 1995
                                 (thousands)

                                                                  Amount at
                                                                 Which Shown
                                                                   in the
      Type of Investment               Cost         Value*      Balance Sheet
      ------------------               ----         ------      -------------
Debt Securities:
 U.S. Treasury securities            $7,953.0       $8,187.4       $8,187.4
                                     --------       --------       --------

 Toal Investments - other than
investments in affiliates            $7,593.0       $8,187.4       $8,187.4
                                     --------       --------       --------

* See Notes 1, 2 and 9 to Financial Statements.